As filed with the Securities and Exchange Commission on April 23, 2014

Registration No. 333-75533

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOWER FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

INDIANA	35-2051170
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 East Berry Street Fort Wayne, Indiana	46802
(Address of Principal Executive Offices)	(Zip Code)

Tower Financial Corporation

1998 STOCK OPTION AND INCENTIVE PLAN

(Full title of the plan)

Michael D. Cahill

President and Chief Executive Officer

Tower Financial Corporation

116 East Berry Street

Fort Wayne, Indiana 46802

(Name and address of agent for service)

Telephone: (260) 427-7000

(Telephone number, including area code, of agent for service)

Copy to:

Samuel J. Talarico, Jr., Esq.

Barrett & McNagny, LLP

215 East Berry Street

Fort Wayne, IN 46801

Telephone: (260) 423-9551

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and" smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐(Do not check if smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

Tower Financial Corporation, an Indiana corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, to deregister any remaining shares of no par value common stock previously registered by the Registrant but unsold pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 1, 1999, as Registration No. 333-75533 (the “Registration Statement”). Pursuant to the Registration Statement, Registrant registered 310,000 shares of its common stock, no par value, issuable to employees of Registrant and its subsidiaries pursuant to its Tower Financial Corporation 1998 Stock Option and Incentive Plan.

The Registrant hereby removes from registration, by means of this Post-Effective Amendment No. 1 to its Form S-8 Registration Statement, any and all of the shares of common stock registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Wayne, Indiana, on April 23, 2014.

TOWER FINANCIAL CORPORATION

By:	\s\: Michael D. Cahill
Name:	Michael D. Cahill
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Cahill as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign this Registration Statement and any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of April 23, 2014.

Signature	Title

\s\: Michael D. Cahill	President and Chief Executive Officer
Michael D. Cahill	(Principal Executive Officer)

\s\: Richard R. Sawyer	Chief Financial Officer
Richard R. Sawyer	(Principal Financial and Accounting Officer)

\s\: Keith E. Busse	Director
Keith E. Busse

\s\: Michael D. Cahill	Director
Michael D. Cahill

\s\: Kathryn D. Callen	Director
Kathryn D. Callen

\s\: Kim T. Stacey	Director
Kim T. Stacey

\s\: Scott Glaze	Director
Scott Glaze

\s\: Jerome F. Henry, Jr.	Director
Jerome F. Henry, Jr

\s\: Debra A. Niezer	Director
Debra A. Niezer

\s\: William G. Niezer	Director
William G. Niezer

\s\: Ronald W. Turpin	Director
Ronald W. Turpin

\s\: Robert N. Taylor	Director
Robert N. Taylor

\s\: Irene A. Walters
Irene A. Walters	Director

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